                             Exhibit 3(a)
                   THE COMMONWEALTH OF MASSACHUSETTS

                         MICHAEL JOSEPH CONNOLLY
                            Secretary of State            Federal Identification
                                                             No. 04-2729042
                  ONE ASHBURTON PLACE, BOSTON, MA 02108          ----------

                    RESTATED ARTICLES OF ORGANIZATION

                  General Laws, Chapter 156B, Section 74

    This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts.

    We,       David A. Boucher              , President, and
              J. John Brennan               , Clerk of

                              Interleaf, Inc.
                           (Name of Corporation)

located at Ten Canal Park, Cambridge, MA 02141 do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on August 14, 1987, by vote of:

    7,606,789 or more shares of Common Stock out of 11,254,990 shares outstanding, being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby:

    1.  The name by which the corporation shall be known is:

                   Interleaf, Inc.

    2.  The purposes for which the corporation is formed are as follows:

                   See Continuation Sheet 2A


Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

    3. The total number of shares and the par value, if any, of each class of stock which the corporation os authorized to issue is as follows:

                                     WITHOUT PAR            WITH PAR VALUE
                                        VALUE

CLASS OF STOCK                        NUMBER OF        NUMBER OF      PAR VALUE
--------------                         SHARES           SHARES
                                     -----------      -----------    -----------

Preferred                                              5,000,000        $.10
Common                                                20,000,000        $.01


   *4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

                   See Continuation Sheet 4A

   *5. The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

                   None

   *6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                   See Continuation Sheet 6A


    *If there are no such provisions, state "None."

                        CONTINUATION SHEET 2A

    To purchase, manufacture, produce, assemble, receive, lease or in any manner acquire, hold, own, use, operate, install, maintain, service, repair, process, alter, improve, market, import, export, sell, lease, assign, transfer and generally to trade and deal in and with communications, data processing, graphic processing, electronic and other equipment, devices, apparatus, components, parts and supplies, products, machinery, systems, goods, wares, merchandise and personal property of every kind, nature or description, tangible or intangible, used or capable to being used for any purpose whatsoever; and to engage and participate in any mercantile, manufacturing or trading business of any kind or character.

    To carry on any business or other activity which may be lawfully carried on by a corporation organized under the Business Corporation Law of the Commonwealth of Massachusetts, whether or not related to those referred to in the foregoing paragraph.

                        CONTINUATION SHEET 4A

    The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the corporation is hereby authorized, within the limitations and restrictions stated in these Articles of Organization to determine or alter the rights, preferences, powers, privileges and the restrictions, qualifications and limitations granted to or imposed upon any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof; and to increase or decrease the number of shares constituting any such series; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares then constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

    The authority of the Board of Directors with respect to each such series of Preferred Stock shall include, without limitation of the foregoing, the right to determine and fix:

    (1) The distinctive designation of such series and the number of shares to constitute such series;

    (2) The rate at which dividends on the shares of such series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative and whether the shares of such series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so on what terms;

    (3) The right, if any, of the corporation to redeem shares of the particular series and, if redeemable, the price, terms and manner of such redemption;

    (4) The special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such series shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation;

    (5) The terms and conditions, if any, upon which shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

    (6) The obligation, if any, of the corporation to retire or purchase shares of such series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

    (7)  Voting rights, if any;

    (8) Limitations, if any, on the issuance of additional shares of such series or any shares of any other series of Preferred Stock; and CONTINUATION SHEET 4A (CONTINUED)

    (9) Such other preferences or restrictions or qualifications thereof as the Board of Directors may deem advisable and not inconsistent with the law and the provisions of these Articles of Organization.

                        CONTINUATION SHEET 6A

    6A.  AMENDMENT OF BY-LAWS

    The directors may make, amend, or repeal the By-Laws of the corporation in whole or in part, except with respect to any provisions thereof which by law or these Articles of Organization or the By-Laws requires action by the stockholders.

    6B.  STOCKHOLDER MEETINGS

    Meetings of the stockholders of the corporation may be held anywhere in the United States.

    6C.  AUTHORITY

    The corporation shall have the power to be a partner in any business enterprise which this corporation would have the power to conduct by itself.

    6D.  LIMITATION OF DIRECTOR LIABILITY

    To the fullest extent permitted by Chapter 156B of the Massachusetts General Laws, as it may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability.

    6E.  CLASSIFIED BOARD OF DIRECTORS

    This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation, and it is expressly provided that it is intended to be in furtherance and not in limitation or exclusion of the powers conferred by the statutes of the Commonwealth of Massachusetts.

    Section 1. Number of Directors. Subject to the rights of the holders of Preferred Stock of the Corporation then outstanding to elect additional directors under specified circumstances, the number of directors of the Corporation shall not be less than three nor more than thirteen (13). The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time pursuant to a resolution adopted by a majority of directors then in office, although less than a quorum.

    Section 2. Classes of Directors. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the authorized number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class III and, if such fraction is two-thirds, one of the extra directors shall be a member of Class III and one of the extra directors shall be a member of Class II, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum.

    Section 3. Election of Directors. Elections of directors need not be by written ballot except as and to the extent provided in the By-Laws of the Corporation.

    Section 4. Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the Corporations's 1988 annual meeting; each initial director in Class II shall serve for a term ending on the date of the Corporation's 1989 annual meeting; and each initial director in Class III shall serve for a term ending on the date of the Corporation's 1990 annual meeting.

    Section 5. Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as director of the class of which he is a member until the expiration of his current term or his prior death, retirement or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocator, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, although less than a quorum.

    Section 6.  Quorum; Action of Meeting.   A majority of the directors at any
time in office shall constitute a quorum for the transaction of business and, if at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the By-Laws of the Corporation or by these Articles of Organization.

    Section 7. Removal. Subject to the rights of the holders of any Preferred Stock then outstanding, any director or the entire Board of Directors may be removed from office, with or without cause, at any time by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors voting together as a single class.

    Section 8. Tenure. Notwithstanding any provisions to the contrary contained herein, each director shall serve until a successor is elected and qualified or until his death, resignation or removal.

    Section 9. Vacancies. Subject to the rights of the holders of any Preferred Stock then outstanding, any vacancies in the Board of Directors occurring for any reason and any newly created directorships resulting from any increase in the number of directors may be filled only by the Board of Directors acting by the affirmative vote of at least a majority of the directors then in office, although less than a quorum. Each director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified or until his earlier death, resignation or removal.

    Section 10. Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided in the By-Laws of the Corporation and the appointment of judges of election shall be made in the manner provided in the By-Laws of the Corporation.

    Section 11. Amendments to Article. Notwithstanding any other provisions of law, these Articles of Organization or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least eighty percent (80%) of the votes which all the stockholders would be entitled to cast at any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article; provided that such eighty percent (80%) vote shall not be required, and only the vote otherwise provided by law, by the By-Laws of the Corporation or by these Articles of Organization shall be required, for any amendment, repeal or adoption previously approved by the Board of Directors and by each Disinterested Director (as defined in Article
6F).

    6F.  FAIR PRICE PROVISION

    The stockholder vote required to approve Business Combinations (hereinafter defined) shall be as set forth in this Article.

    Section 1. Definition of "Business Combination." The term "Business Combination" as used in this Article shall mean any of the following:

    (a)  Any merger or consolidation of the Corporation or any Subsidiary with
         (i) any Interested Stockholder or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

    (b) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of all or a Substantial Part of the assets of the Corporation or any Subsidiary thereof; or

    (c) The issuance, exchange or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder in exchange for cash, securities or other consideration (or a combination thereof) having an aggregate Fair Market Value of, equal to or in excess of a Substantial Part of the assets of the corporation; or

    (d) The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

    (e) Any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder or any Affiliate or Associate of an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

    (f) Any agreement, contract or other arrangement with an Interested Stockholder or any Affiliate or Associate of an Interested Stockholder (or in which the Interested Stockholder or any Affiliate or Associate of an Interested Stockholder has an interest other than proportionately as a stockholder) providing for any one or more of the actions specified in subsections (a) to (e) of this Section 1.

     Section 2. Vote for Certain Transactions. Except where a higher vote may be required by law or these Articles of Organization, the Corporation may, by vote of a majority of the stock outstanding and entitled to vote thereon (or if there are two or more classes of stock entitled to vote as separate classes, then by vote of a majority of each such class of stock outstanding) (i) authorize the sale, lease or exchange of all or substantially all of its property and assets, including its goodwill, pursuant to Section 75 of Chapter 156B of the Massachusetts General Laws (or any successor provision thereto), as amended from time to time, (ii) approve an agreement of merger or consolidation pursuant to Section 78 of Chapter 156B of the Massachusetts General Laws (or any successor provision thereto), as amended from time to time, and (iii) authorize the dissolution of the Corporation pursuant to Section 100 of Chapter 156B of the Massachusetts General Laws (or any successor provision thereto), as amended from time to time.

     Section 3. Higher Vote for Business Combinations. In addition to any affirmative vote required by law, the By-Laws of the Corporation or these Articles of Organization, and except as otherwise expressly provided in Section 4 of this Article, any Business
Combination shall require the affirmative vote of the holders of at least eighty percent (80%) of the votes which all stockholders would be entitled to cast at any annual election of Directors or class of Directors (the "Voting Stock"). Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law or in any agreement with any securities exchange or otherwise.

     Section 4.  When Higher Vote Is Not Required.  The provisions of
Section 3 of this Article shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law and any other provision of the Articles of Organization or the By-Laws of this Corporation, if the conditions specified in either of the following subsections (a) or (b) are met:

    (a) Approval by Disinterested Directors. The Business Combination shall have been approved by a majority of the Disinterested Directors.

    (b) Price and Procedure Requirements. All of the following seven conditions shall have been met:

         (i) The transaction constituting the Business Combination shall provide that the holders of Common Stock receive, in exchange for their stock, per share consideration (consisting of the cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash) at least equal to the highest of the following:

              A. If applicable, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
                  fees) paid by or on behalf of the Interested Stockholder for any shares of Common Stock in connection with the direct or indirect acquisition by the Interested Stockholder of shares of Common Stock which were acquired (1) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or
                  (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

              B. The Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher; and

              C. If applicable, the price per share equal to the Fair Market Value per share of Common Stock determined pursuant to paragraph B immediately preceding, multiplied by the ratio of
                  (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the direct or indirect acquisition by the Interested Stockholder of shares of Common Stock which were acquired within the two-year period immediately prior to the Announcement Date to (2) the Fair Market Value per share of Common Stock on the first date in such two-year period on which the Interested Stockholder beneficially owned any shares of Common Stock.

              All per share prices shall be adjusted to reflect any intervening stock splits, stock dividends and reverse stock splits.

        (ii) If the transaction constituting the Business Combination shall also provide that the holders of any class of outstanding Voting Stock, other than Common Stock, if any, are to receive consideration in exchange for their stock, the per share consideration (consisting of the cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash) shall be at least equal to the highest of the following (it being intended that the requirements of this subsection (b)(ii) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder beneficially owns any shares of a particular class of Voting Stock):

              A. If applicable, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
                  fees) paid by or on behalf of the Interested Stockholder for any share of such class of Voting Stock in connection with the direct or indirect acquisition by the Interested Stockholder of beneficial ownership of such share which was acquired
                  (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

              B. If applicable, the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event;

              C. The Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and

              D. If applicable, the price per share equal to the Fair Market Value per share of such class of Voting Stock determined pursuant to paragraph C immediately preceding, multiplied by the ratio of (1) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
                  fees) paid by or on behalf of the stockholder for any share of such class of Voting Stock in connection with the direct or indirect acquisition by the Interested Stockholder of beneficial ownership of shares which were acquired within the two-year period immediately prior to the Announcement Date to
                  (2) the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period on which the Interested Stockholder beneficially owned any shares of such class of Voting Stock.

                  All per share prices shall be adjusted for intervening stock splits, stock dividends and reverse stock splits.

       (iii) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class of Voting Stock. If the Interested Stockholder beneficially owns shares of any class of Voting Stock which were acquired with varying forms of consideration, the form of consideration to be received by holders of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock beneficially owned by the Interested Stockholder.

        (iv) After the Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination (A) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding preferred stock; (B) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock) except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the

              Disinterested Directors; and (C) such Interested Stockholder shall not have become the beneficial owner of any shares of Voting Stock except as part of the transaction in which it became an Interested Stockholder and except in a transaction which after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage beneficial ownership of any class of Voting Securities.

         (v) After the Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

        (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed by the Interested Stockholder to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

       (vii) Such Interested Stockholder shall not have made any major change in the Corporation's business or equity capital structure without the approval of the majority of the Disinterested Directors.

     Section 5.  Certain Definitions.  For the purposes of this Article:

     (a) The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprising any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Voting Stock of the Corporation.

     (b) The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

          (i) Is at such time the beneficial owner, directly or indirectly, of shares of the

               Corporation having more than ten percent (10%) of the voting power of the then outstanding Voting Stock; or

         (ii) At any time within the two-year period immediately prior to such time was the beneficial owner, directly or indirectly, of shares of the Corporation having more than ten percent (10%) of the voting power of the then outstanding Voting Stock; or

        (iii) Is at any time an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to such time beneficially owned by any Interested Stockholder if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

     (c)  A person shall be a "beneficial owner" of any shares of Voting
          Stock:

          (i) Which are beneficially owned, directly or indirectly, by such person or any of its Affiliates or Associates;

         (ii) Which such person or any of its Affiliates or Associates has (a) the right to acquire (whether or not such right is exercisable immediately) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

        (iii) Which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

     (d) For the purposes of determining whether a person is an Interested Stockholder pursuant to subsection 4(b), the number of shares of Voting Stock deemed to be outstanding shall include shares deemed beneficially owned by an Interested Stockholder through application of subsection 5(c) but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise.

     (e) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on June 19, 1987 (the term registrant in said

          Rule 12b-2 meaning, in this case, the Corporation).

     (f) "Beneficially owned" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on June 19, 1987.

     (g) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation.

     (h) "Disinterested Director" means any member of the Board of Directors of the Corporation who is unaffiliated with, and not a representative of, an Interested Stockholder or any Affiliate or Associate of an Interested Stockholder and was a member of the Board of Directors on June 19, 1987 or prior to the time that the Interested Stockholder or any Affiliate or Associate of an Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with, and not a representative of, the Interested Stockholder or any Affiliate or Associate of an Interested Stockholder and is recommended or elected to succeed a Disinterested Director by a majority of the Disinterested Directors then on the Board of Directors.

     (i) "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed or, if such stock is not listed on any such exchange, the highest closing sale price or the highest closing bid quotation, respectively, with respect to a share of such stock during the 30-day period preceding the date in question on the National Market System or the National Association of Securities Dealers, Inc. Automated Quotations System, as the case may be, or any system then in use or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

     (j) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash" as used in subsection 4(b) of this Article shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

     (k) "Substantial Part" of the Corporation shall mean more than ten percent (10%) of the fair market value of the total assets of the Corporation as of the end of its most recent fiscal quarter ending prior to the time the determination is made.

     Section 6. Determinations by Disinterested Directors. The Disinterested Directors shall have the power and duty to determine for purposes of this Article, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article, including, without limitation, (a) whether a person is an Interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the requirements of subsection 4(b) have been met with respect to any Business Combination and (e) whether the assets which are the subject of any Business Combination equal or exceed, or whether the consideration to be received from the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination equals or exceeds, a Substantial Part of the assets of the Corporation. Any such determination made in good faith shall be binding and conclusive on all persons for all purposes.

     Section 7. No Duty to Approve Business Contributions. Nothing contained in this Article shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

     Section 8. Minimum Consideration. Consideration for shares to be paid to any stockholder pursuant to this Article shall be the minimum consideration payable to the stockholder and shall not limit a stockholder's right under any provision of law or otherwise to receive greater consideration for any shares of the Corporation.

     Section 9. Fiduciary Obligations. The fact that any Business Combination complies with the provisions of section 4 of this Article shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors or any member thereof with respect to evaluations of or actions and responses taken with respect to such Business Combination.

     Section 10. Amendments to Article. Notwithstanding any other provisions of law, these Articles of Organization or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least eighty percent (80%) of the votes which all the stockholders would be entitled to cast at any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article; provided that such eighty percent (80%) vote shall not be required, and only the vote otherwise provided by law, by the By-Laws of the Corporation or by these Articles of Organization shall be required, for any amendment, repeal or adoption previously approved by the Board of Directors and by each Disinterested Director.

     We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the
corporation           amended, except amendments to the following articles
sixth
-----

---------------------------------------------------------------------------
      (""If there is no such amendment, state "None")


                Briefly describe amendments in space below:

     Article 6 is amended by the addition of Articles 6D, 6E and 6F.
Article 6D provides for the elimination of the personal liability of directors for monetary damages, except under certain circumstances.
Article 6E provides for the classification of the Board of Directors into three classes and amended procedures for changing the number of directors, removing directors and filling vacancies on the Board of Directors. Article 6F contains a "fair price" provision providing for minimum price, form of consideration and procedural requirements, or alternatively, the affirmative vote of 80% of the holders of the outstanding stock entitled to vote in connection with certain business combinations involving a 10% stockholder, or a vote of a majority of the holders of the outstanding stock entitled to vote in connection with corporate actions which satisfy or do not trigger the fair price provision.














IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 18th day of September in this year 1987.



/s/ David A. Boucher
------------------------------------------------------------ President/
        David A. Boucher


/s/ J. John Brennan
------------------------------------------------------------ Clerk/
        J. John Brennan

                    THE COMMONWEALTH OF MASSACHUSETTS

                    RESTATED ARTICLES OF ORGANIZATION
                 (General Laws, Chapter 156B, Section 74)

                           I hereby approve the within
                     restated articles of organization
                     and, the filing fee in the amount
                     of 225.00 having been paid, said
                     articles are deemed to have been
                     filed with me this 22nd day of
                     September , 1987.



                                    MICHAEL JOSEPH CONNOLLY
                                       Secretary of State











                       TO BE FILLED IN BY CORPORATION

                     Photo Copy of Restated Articles Of
                     Organization To Be Sent To:

                          Ellen Chiniara, Esquire
                      ---------------------------------
                          Hale and Dorr
                      ---------------------------------
                          60 State Street
                      ---------------------------------
                          Boston, MA 02109
                      ---------------------------------
                      Telephone:  (617)742-9100
                                -----------------------

                     THE COMMONWEALTH OF MASSACHUSETTS

                          MICHAEL JOSEPH CONNOLLY
                             Secretary of State          Federal Identification
                   ONE ASHBURTON PLACE, BOSTON, MA 02108        No. 04-2729042
                                                                    ----------

               CERTIFICATE OF VOTE OF DIRECTORS ESTABLISHING
                        A SERIES OF A CLASS OF STOCK

                   General Laws, Chapter 156B, Section 26


                                    ----


     We,       David A. Boucher              , President, and
               J. John Brennan                    , Clerk of

                              Interleaf, Inc.
                           (Name of Corporation)

located at Ten Canal Park, Cambridge, MA 02141
do hereby certify that at a meeting of the directors of the
corporation held on     July 11, 1988   , the following vote
establishing and designating a series of a class of stock and determining the relative rights and preferences thereof was duly adopted:

    VOTED:    That, pursuant to the authority conferred in the Board
of Directors of the Corporation in accordance with the provisions of its Articles of Organization, a series of Preferred Stock, $.10 par value (the "Preferred Stock"), of the Corporation be, and it hereby is established, and that the designation and number of shares, and relative rights, preferences and limitations thereof are fixed as follows:

                             (See Attachment A)




Note: Votes for which the space provided above is not sufficient should be set out on continuation sheets to be numbered 2A, 2B, etc. Continuation sheets must have a left-hand margin of 1 inch wide for binding and shall be 8 1/2 x 11. Only one side should be used.

                                 ATTACHMENT A

                                      to

                        CERTIFICATE OF VOTE OF DIRECTORS
                     ESTABLISHING A SERIES OF A CLASS OF STOCK

                                      of

                                INTERLEAF, INC.

                                To be designated

                    Series A Junior Participating Preferred Stock

                      ----------------------------------------


    Interleaf, Inc., a Massachusetts corporation (the "Corporation"), pursuant to the authority conferred in the Board of Directors of the Corporation in accordance with the provisions of the Article of Organization, certifies that the Board of Directors of the Corporation, at a meeting duly called and held on July 11, 1988, duly voted to establish a series of Preferred Stock, $.10 par value (the "Preferred Stock"), of the Corporation and that the designation and number of shares, and relative rights, preferences and limitations thereof are fixed as follows:

    Series A Junior Participating Preferred Stock:

    Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 200,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

    Section 2.  Dividends and Distributions.

         (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A

    Preferred Stock, in preference to the holders of Common Stock, par value $.0l per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available for the payment of dividends, quarterly dividends payable in cash on March 31, June 30, September 30 and December 31 in each year
    (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common
    Stock that were outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this
    Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock) and the Corporation shall pay such dividend or distribution on the Series A Preferred Stock before the dividend or distribution declared on the Common Stock is paid or set apart; provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.


    Section 3.  Voting Rights.  The holders of shares of Series A
Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided herein, in the Articles of Organization or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

         (C) (i) If any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the holders of the Series A Preferred Stock, voting as a separate series from all other series of Preferred Stock and classes of capital stock, shall be entitled to elect two members of the Board of Directors in addition to any Directors elected by any other series, class or classes of securities and the authorized number of Directors will automatically be increased by two. Promptly thereafter, the Board of Directors of this Corporation shall, as soon as may be practicable, call a special meeting of holders of Series A Preferred Stock for the purpose of electing such members of the Board of Directors. Said special meeting shall in any event be held within 45 days of the occurrence of such arrearage.

            (ii) During any period when the holders of Series A Preferred Stock, voting as a separate series, shall be entitled and shall have exercised their right to elect two Directors, then and during such time as such right continues (a) the then authorized number of Directors shall be increased by two, and the holders of Series A Preferred Stock, voting as a separate series, shall be entitled to elect the additional Director so provided for, and (b) each such additional Director shall not be a member of any existing class of the Board of Directors, but shall serve until the next annual meeting of stockholders for the election of Directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(C).

            (iii) A Director elected pursuant to the terms hereof may be removed with or without cause by the holders of Series A Preferred Stock entitled to vote in an election of such Director.

            (iv) If, during any interval between annual meetings of stockholders for the election of Directors and while the holders of Series A Preferred Stock shall be entitled to elect two Directors, there is no such Director in office by reason of resignation, death or removal, then, promptly thereafter, the Board of Directors shall cause a special meeting of the holders of Series A Preferred Stock for the purpose of filling such vacancy and such vacancy shall be filled at such special meeting. Such special meeting shall in any event be held within 45 days of the occurrence of such vacancy.

            (v) At such time as the arrearage is fully cured, and all dividends accumulated and unpaid on any shares of Series A Preferred Stock outstanding are paid, and, in addition thereto, at least one regular dividend has been paid subsequent to curing such arrearage, the term of office of any Director elected pursuant to this Section 3(C), or his successor, shall automatically terminate, and the authorized number of Directors shall automatically decrease by two, the rights of the holders of the shares of the Series A Preferred Stock to vote as provided in this Section 3(C) shall cease, subject to renewal from time to time upon the same terms and conditions, and the holders of shares of the Series A Preferred Stock shall have only the limited voting rights elsewhere herein set forth.

        (D) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

    Section 4. Certain Restrictions.

        (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

            (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

            (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

            (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

            (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

        (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

    Section 5. Reacquired Shares.  Any shares of Series A Preferred
Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Organization, or in any other Certificates of Vote of Directors Establishing a Series of a Class of Stock or as otherwise required by law.

    Section 6. Liquidation, Dissolution or Winding Up.

        (A) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

        (B) Neither the consolidation, merger or other business combination of the Corporation with or into any other corporation nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

        (C) In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    Section 7. Consolidation, Merger, etc. Notwithstanding anything to the contrary contained herein, in case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

    Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

    Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Preferred Stock issued either before or after the issuance of the Series A Preferred Stock, unless the terms of any such series shall provide otherwise.

    Section 10. Amendment. The Articles of Organization of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

    Section 11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series A Preferred Stock.

    IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 25th day of July in this year 1988.
z


/s/ David A. Boucher               President/
-----------------------------------
        David A. Boucher


/s/ J. John Brennan                Clerk/
-----------------------------------
        J. John Brennan

                      THE COMMONWEALTH OF MASSACHUSETTS


                Certificate of Vote of Directors Establishing

                        A Series of a Class of Stock

                  (General Laws, Chapter 156B, Section 26)


                     I hereby approve the within certificate and,
                the filing fee in the amount of $         having
                been paid, said certificate is hereby filed this
                day of             , 19





                                       MICHAEL JOSEPH CONNOLLY
                                         Secretary of State



                      TO BE FILLED IN BY CORPORATION

                   PHOTO COPY OF CERTIFICATE TO BE SENT

               TO:    Christopher P. Holsing, Esq.
                      ------------------------------------
                      Hale and Dorr
                      ------------------------------------
                      60 State Street
                      ------------------------------------
                      Boston, Massachusetts 02109
                      ------------------------------------
                      Telephone: (617)742-9100  Ext. 2514
                      ------------------------------------

                                                  Copy Mailed

                  THE COMMONWEALTH OF MASSACHUSETTS

                       MICHAEL JOSEPH CONNOLLY
                         Secretary of State            Federal Identification
                  ONE ASHBURTON PLACE, BOSTON, MA 02108       No.  04-2729042
                                                                   ----------

            CERTIFICATE OF VOTE OF DIRECTORS ESTABLISHING
                     A SERIES OF A CLASS OF STOCK

                General Laws, Chapter 156B, Section 26

                               ----------


     We,       David A. Boucher           , President, and
               John K. Hyvnar             , Clerk of

                              Interleaf, Inc.
                           (Name of Corporation)

located at Ten Canal Park, Cambridge, MA 02141 do hereby certify that at a meeting of the directors of the corporation held on September 22, 1989, the following vote establishing and designating a series of a class of stock and determining the relative rights and preferences thereof was duly adopted:


    VOTED: That pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Articles of Organization, as amended, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof shall be as set forth on Exhibit A attached hereto.

                            (See Attachment A)





Note: Votes for which the space provided above is not sufficient should be set out on continuation sheets to be numbered 2A, 2B, etc. Continuation sheets must have a left-hand margin of 1 inch wide for binding and shall be 8 1/2 x 11. Only one side should be used.

                                 EXHIBIT A

    Section 1. Designation and Amount. The shares of this series of preferred stock of Interleaf, Inc. (the "Company") shall be designated as "Senior Series B Convertible Preferred Stock" ("Series B Preferred Stock") and the number of shares constituting such series shall be 2,142,857 with a par value per share of $.l0.

    Section 2. Dividends. No dividends shall be declared, set aside or paid upon outstanding shares of any class of Common Stock of the Company, other than a dividend to which the provisions of Section 5(d) apply, unless a dividend shall be declared, set aside or paid, as the case may be, upon the Series B Preferred Stock, such that the holder of each share of Series B Preferred Stock shall be entitled to that amount as would be declared, set aside or paid, as the case may be, on the number of shares of Common Stock into which each such share of Series B Preferred Stock could be converted pursuant to the provisions of Section 5 hereof, such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend.

    Section 3.  Liquidation, Dissolution or Winding Up.

    (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the following shall apply:

            (i) First, holders of outstanding shares of Series B Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to stockholders, whether such assets are capital, surplus, or earnings, an amount equal to $7.00 per share (adjusted appropriately for stock splits, stock dividends and the like), before any payment shall be made to the holders of any class of Common Stock or of any other stock ranking on liquidation junior to the Series B Preferred Stock. If, upon any liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Series B Preferred Stock and any other stock ranking as to any such distribution on a parity with the Series B Preferred Stock are not paid in full, the holders of the Series B Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled.

            (ii) Second, provided the holders of the outstanding shares of Series B Preferred Stock have received all of the amounts specified in clause (i) of this subsection (a), and subject to the rights of holders of any other class or series of capital stock of the Company ranking as to liquidation preference senior to the Common Stock and junior to or on a parity with the Series B Preferred Stock, the holders of outstanding shares of Common Stock shall be entitled to be paid out of the assets of the Company available for distribution to stockholders, whether such assets are capital, surplus or earnings, an amount per share of such Common

        Stock equal to a fraction, the numerator of which is the aggregate amount paid to the holders of the outstanding shares of Series B Preferred Stock pursuant to clause (i) of this subsection (a) and the denominator of which is equal to the number of shares of Common Stock issuable upon the conversion of the outstanding shares of Series B Preferred Stock immediately prior to any such liquidation, dissolution or winding up of the Company.

            (iii) Third, provided that the holders of the outstanding shares of Series B Preferred Stock have received all of the amounts specified in clause (i) of this subsection (a), and provided, further, that the holders of the outstanding shares of Common Stock have received all of the amounts specified in clause (ii) of this subsection (a), the holders of the outstanding shares of Series B Preferred Stock shall share ratably with the holders of the outstanding shares of Common Stock in the distribution of the assets of the Company remaining for distribution to stockholders, whether such assets are capital, surplus or earnings (the "Residual Assets"), as if each share of Series B Preferred Stock had been converted into the number of shares of Common Stock issuable upon the conversion of a share of Series B Preferred Stock immediately prior to any such liquidation, dissolution or winding up of the Company (taking into account the rights of holders of any other class or series of capital stock of the Company entitled to share in such distribution of the Residual Assets).

    (b) A consolidation or merger of the Company or a sale of all or substantially all of the assets of the Company or other similar transaction shall be regarded as a liquidation, dissolution or winding up of the affairs of the Company within the meaning of this Section 3; provided, however, that each holder of Series B Preferred Stock shall have the right to elect the benefits of the provisions of Section 5(g) hereof in lieu of receiving payment in liquidation, dissolution or winding up of the Company pursuant to this Section 3.

    (c) In the event of a liquidation, dissolution or winding up of the Company resulting in the availability of assets other than cash for distribution to the holders of the Series B Preferred Stock, the holders of the Series B Preferred Stock shall be entitled to a distribution of cash and/or assets equal in value to the liquidation preference and other distribution rights stated in Section 3(a). In the event that such distribution to the holders of the Series B Preferred Stock shall include any assets other than cash, the following provisions shall govern. The Board of Directors shall first determine the value of such assets for such purpose, and shall notify all holders of shares of Series B Preferred Stock of such determination. The value of such assets for purposes of the distribution under this paragraph 3(c) shall be the value as determined by the Board of Directors in good faith and with due care, unless the holders of a majority of the outstanding shares of Series B Preferred Stock shall object thereto in writing within 15 days after the date of such notice. In the event of such objection, the valuation of such assets for purposes of such distribution shall be determined by an arbitrator selected by the objecting stockholders and the Board of Directors, or in the event a single arbitrator cannot be agreed upon within 10 days after the written objection sent by the objecting stockholders in accordance with the previous sentence, the valuation of such assets shall be determined by arbitration in which (i) the objecting stockholders shall name in their notice of objection one arbitrator, (ii) the Board of Directors shall name a second arbitrator within 15 days from the receipt of such notice, (iii) the two arbitrators thus selected shall select a third arbitrator, and (iv) the three arbitrators thus selected shall determine the valuation of such assets for purposes of such distribution by majority vote. The costs of such arbitration shall be borne by the Company and by the holders of the Series B Preferred Stock (on a pro rata basis out of the assets otherwise distributable to them) as follows: (i) if the valuation as determined by the arbitrators is greater than 90% of the valuation as determined by the Board of Directors, the holders of the Series B Preferred Stock shall pay the costs of the arbitration, and (ii) otherwise, the Company shall bear the costs of the arbitration.

    Section 4.  Voting Rights.

    (a) Except as otherwise expressly provided herein (including without limitation the provisions of Sections 4(b) and 4(c) below) or as required by law, the holders of shares of the Series B Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock, voting together with the holders of Common Stock as a single class. Each share of Series B Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series B Preferred Stock could be converted pursuant to the provisions of Section 5 hereof on the record date for determining the stockholders entitled to vote, rounded to the nearest one-tenth of a vote..

    (b) So long as any shares of Series B Preferred Stock are outstanding, the consent of the holders of at least a majority of the outstanding shares of Series B Preferred Stock, given in person or by proxy, either in writing (if permitted by law) or at a special meeting called for that purpose, at which the holders of Series B Preferred Stock shall vote separately as a class, shall be necessary for effecting, validating or authorizing any one or more of the following:

            (i) the amendment, alteration or repeal of any of the provisions of the Articles of Organization, as amended, of the Company, or any amendment thereto or any other certificate filed pursuant to law (including any such amendment, alteration or repeal effected by any merger or consolidation to which the Company is a party), which would adversely affect any of the rights, powers, privileges or preferences of outstanding shares of Series B Preferred Stock;

            (ii) the authorization or issuance of any additional class of stock or equity security ranking prior to or on a parity with the Series B Preferred Stock as to liquidation preference or dividend rights or prior to the Series B Preferred Stock as to voting rights, or any increase in the authorized amount of any class of stock ranking prior to or on a parity with the Series B Preferred Stock as to liquidation preference or dividend rights (including any such authorization or increase effected by a merger or consolidation to which the Company is a party and including any increase in the authorized amount of

        Series B Preferred Stock); provided, however, that this restriction shall not apply to any such authorization or issuance of Common stock or the Company's Series A Junior Participating Preferred Stock (the "Series A Preferred Stock") issued upon exercise of Rights issued pursuant to the Rights Agreement (as defined below);

            (iii) for a period of two years commencing on the date of the filing of this vote, the purchase, redemption or acquisition (or payment into or setting aside for a sinking fund for any such purpose) of any of the Common stock of any class or any other capital stock or equity security of the Company (other than the Series B Preferred Stock in accordance with the terms hereof); provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock issued pursuant to the Company's employee benefit or option plan; and, provided, further, that this restriction shall not apply to redemptions of Common Stock of the Company in any 6 month period not in excess of $100,000; or

            (iv) the approval of a merger, consolidation, liquidation or sale of all or substantially all of the assets of the Company or other similar transaction that would result in a holder of Series B
        Preferred Stock receiving an amount less than (A) $14.00 per then outstanding share of Series B Preferred Stock (adjusted appropriately for stock splits, stock dividends and the like) through March 31, 1991 or (B) $18.00 per then outstanding share of Series B Preferred Stock (adjusted appropriately for stock splits, stock dividends and the like) commencing on April 1, 1991 and thereafter, in the case of (A) or (B) above, on a converted basis or otherwise.

    (c) So long as at least a majority of the authorized shares of the Series B Preferred Stock shall remain outstanding, the holders of the Series B Preferred Stock shall be entitled to vote as a class separately from all other classes of stock of the Company to elect one member of the Company's Board of Directors.

    Section 5.  Conversion.

    (a) Subject to and in compliance with the provisions of this Section 5, shares of the Series B Preferred Stock may, at the option of the holder thereof, be converted at any time or from time to time into fully-paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of the Series B Preferred Stock shall be entitled upon conversion shall be the product obtained by multiplying the Conversion Rate (determined as provided in paragraph 5(b)) by the number of shares of Series B Preferred Stock being converted.

    (b) The conversion rate in effect at any time with respect to the Series B Preferred Stock (the "Conversion Rate") shall equal (i) the quotient obtained by dividing the Initial Value (as hereinafter defined) by the Conversion Value, calculated as hereinafter provided or (ii) that amount calculated as set forth in Section 5(m)(ii) or 5(m)(iii), if applicable.

    (c) The Initial Value with respect to the Series B Preferred Stock is $7.00. The Conversion Value in effect initially, and until first adjusted in accordance with Sections 5(d) or 5(m) hereof, shall be $7.00.

    (d)Upon the happening of an Extraordinary Common Stock Event (as define d below), the Conversion Value, simultaneously with the happening of such Extraordinary common Stock Event, shall be adjusted by dividing the then effective Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock of all classes outstanding immediately after such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common stock of all classes outstanding immediately prior to such Extraordinary Common Stock Event, and the quotient so obtained shall thereafter be the Conversion Value. The Conversion Value as so adjusted, shall be re-adjusted in the same manner upon the happening of any subsequent Extraordinary Common Stock Event or Events.

    (e) In the event the Company shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other-distribution payable in securities of the Company other than shares of Common Stock, then and in each such event lawful and adequate provision shall be made so that the holders of Series B Preferred Stock shall receive the number of securities of the Company which they would have received had their Series B Preferred Stock been converted into Common Stock pursuant to the provisions of this Section 5 on the date of such event.

    (f) If the Common Stock issuable upon the conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), then and in each such event the holder of each share of Series B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of shares of Common Stock into which such shares of Series B Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

    (g) If at any time or from time to time there shall be a reclassification of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company's properties and assets to any other person, or other similar transaction, then, as a part of and as a condition to the effectiveness of such reorganization, merger, consolidation or sale, lawful and adequate provision shall be made so that each holder of Series B Preferred Stock shall thereafter be entitled to receive upon conversion of such holder's shares of Series B Preferred Stock the number of shares of stock, or the amount of other securities or property of the Company or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion of such shares of Series B Preferred Stock would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of the Series B Preferred Stock after the reorganization, merger, consolidation or sale such that the provisions of this Section 5 (including without limitation provisions for adjustment of the Conversion Value and the number of shares issuable upon conversion of the Series B Preferred Stock) shall thereafter be applicable, as near-ly as may be possible, with respect to any shares of stock, securities or assets to be deliverable thereafter upon the conversion of the Series B Preferred Stock of such series.

    Each holder of Series B Preferred Stock, upon the occurrence of a capital reorganization, merger or consolidation of the Company or the sale of all or substantially all its assets and properties as such events are more fully set forth in the first paragraph of this Section 5(g), shall have the option of electing treatment of his outstanding shares of Series B Preferred Stock under either this Section 5(g) or Section 3(b) hereof, notice of which election shall be submitted in writing to the Company at its principal office no later than 10 days before the effective date of such event, provided that, notwithstanding the foregoing, any such notice shall be effective if given not later than 15 days after the date of the Company's notice, pursuant to
Section 8, with respect to such event.

    (h) In each case of an adjustment or readjustment of the Conversion Rate, the Company will furnish each holder of Series B Preferred Stock with a certificate, prepared by the principal financial officer of the Company, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

    (i) To exercise his conversion privilege, a holder of Series B Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Company at its principal office, and shall give written notice to the Company at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series B Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Company or endorsed in blank. The date when such written notice is received by the Company together with the certificate or certificates representing the shares of Series B Preferred Stock being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Company shall issue and deliver to the holder of the shares of Series B Preferred Stock being converted, or on his written order, such certificate or certificates as he may request for the number of full shares of Common Stock issuable upon the conversion of such shares of Series B Preferred Stock in accordance with the provisions of-this Section 5 and cash as provided in Section 5(j), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series B Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall thereupon be deemed to have become the holder or holders of record of shares of Common Stock represented thereby.

    (j) No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of Series B Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series B Preferred Stock, the Company shall pay to the holder of the shares of Series B Preferred Stock which were converted a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a manner prescribed by the Board of Directors) at the close of business on the Conversion Date.

    (k) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

    (l) "Extraordinary Common Stock Event" shall mean (i) the issuance of additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) the combination of outstanding shares of the Common Stock of any class into a smaller number of shares of the Common Stock.

    (m) (i) If, for the period commencing on the first business day following the public announcement or disclosure of the Company's earnings with respect to the Company's fiscal year ending March 31, 1990 and ending on the loth business day thereafter, the average Closing Price (as defined below) of the Company's Common Stock per share (the "FY90 Average Close") is less than the then effective Conversion Value, the FY90 Average Close shall become the new Conversion Value;

        (ii) (A) If, for the period commencing on the first business day following the public announcement or disclosure of the Company's earnings with respect to the Company's fiscal year ending
             March 31, 1992 and ending on the loth business day thereafter, the average Closing Price of the Company's Common Stock per share (the "FY92 Average Close") is less than the fraction the numerator of which is $14.00 and the denominator of which is the then effective Conversion Rate, (a) the Conversion Rate in effect immediately after any adjustment required by this Section 5(m)(ii)(A) shall equal the sum of the then effective Conversion Rate plus K (as defined below), and (b) the Conversion Value in effect immediately after any adjustment required by this Section 6(m)(ii)(A) shall equal the fraction the numerator of which is the Initial Value and the denominator of which is the Conversion Rate in effect immediately after any adjustment required by this Section 5(m)(ii)(A);

             For the purposes of this Section 5(m)(ii)(A), K shall prior to any adjustment pursuant to this sentence equal .25 and shall be adjusted simultaneously with the happening of an Extraordinary Common Stock Event, by multiplying the then effective K by a fraction, the numerator of which shall be the number of shares of Common Stock of all classes outstanding immediately after such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock of all classes outstanding immediately prior to such Extraordinary Common Stock Event, and the product so obtained shall thereafter be K. K, as so adjusted, shall be readjusted in the same manner upon the happening of any subsequent Extraordinary Common Stock Event or Events.

             (B) If the FY92 Average Close is (l) less than the fraction the numerator of which is $18.00 and the denominator of which is the then effective Conversion Rate and (2) greater than the fraction the numerator of which is $14.00 and the denominator of which is the then effective Conversion
                   Rate, (a) the Conversion Rate in effect immediately after any adjustment required by this Section 5(m)(ii)(B) shall equal the sum of (1) the then effective Conversion Rate, plus (2) the product of (I) the then effective Conversion Rate divided by 16, and (II) the difference of (i) 18 divided by the then effective Conversion Rate less
                   (ii) the FY92 Average Close and (b) the Conversion Value in effect immediately after any adjustment required by this Section 5(m)(ii)(B) shall equal the fraction the numerator of which is the Initial Value and the denominator of which is the Conversion Rate in effect immediately after any adjustment required by this Section 5(m)(ii)(B);

             (iii) If, for the period commencing on the first business day following the public announcement or disclosure of the Company's earnings with respect to the Company's fiscal year ending March 31, 1993 and ending on the 20th business day thereafter, the average Closing Price of the Company's Common Stock per share (the "FY93 Average Close") is less than Conversion Value in effect as of the date of issuance of the Series B Preferred Stock (adjusted for any Extraordinary Common Stock Events), and the Series B Effective

                   Price (as defined below) is greater than the FY93 Average Close, (a) the Conversion Rate then in effect shall be adjusted such that the Conversion Rate in effect immediately after any adjustment required by this Section 5(m)(iii) shall equal the fraction the numerator of which is the product of the (1) Conversion Value in effect as of the date of issuance of the Series B Preferred Stock, (adjusted for any Extraordinary Common Stock Events) and
                   (2) 2, and the denominator of which is the sum of (1) the Series B Effective Price and (2) the lesser of (x) the Series B Effective Price and (y) the product of the FY93 Average Close times 1.1 and (b) the Conversion Value in effect immediately after any adjustment required by this
                   Section 5(m)(iii) shall equal the fraction the numerator of which is the Initial Value and the denominator of which is the Conversion Rate in effect immediately after any adjustment required by this Section 5(m)(iii).

                   For the purposes of this Section 5(m)(iii), Series B Effective Price shall equal the fraction the numerator of which is the Conversion Value in effect as of the date of issuance of the Series B Preferred Stock, (adjusted for any Extraordinary Common Stock Events), and the denominator of which is the Conversion Rate then in effect immediately prior to any adjustment required by this Section 5(m)(iii).


    For the purposes of this Section 5(m), the Closing Price for any day shall mean, for each day while such stock is listed on a national securities exchange or quoted on the National Association Securities Dealers National Market System, the last reported sale price or, in case there is no such reported sale on any day, the mean between the reported closing bid and asked prices on such day. If the Common Stock is not so listed or quoted, the Closing Price for each day shall mean the mean between the closing bid and asked prices in the over-the-counter market in which the Common Stock is traded.

    (n) Whenever the Company shall issue shares of Common Stock upon conversion of shares of Series B Preferred Stock as contemplated by this
Section 5, the Company shall issue together with each such share of Common Stock, one right to purchase one one-hundredth of a share of Series A Preferred Stock of the Company (or other securities in lieu thereof) pursuant to the Rights Agreement dated as of July 15, 1988 (the "Rights Agreement"), between the Company and The First National Bank of Boston as Rights Agent, as such Rights Agreement may from time to time be amended, or any rights issued to holders of Common Stock of the Company in addition thereto or in replacement therefor, whether or not such rights shall be exercisable at such time, but only if such rights are issued and outstanding and held by other holders of Common Stock of the Company at such time and have not expired.

    Section 6. Redemption at the Option of the Company.

    (a) Subject to the rights of each holder of Series B Preferred Stock to exercise his conversion rights as set forth in Section 5 and elsewhere in this Vote, the Company shall have the option at any time and from time to time to redeem not less than 20% of the then outstanding shares of the Series B Preferred Stock, out of funds legally available therefor, pro rata from each holder of Series B Preferred Stock at a purchase price per share of Series B Preferred Stock of $21.00 (adjusted appropriately for stock splits, stock dividends and the like with respect to the Series B Preferred Stock) (the "Redemption Price").

    (b) Unless otherwise required by law, notice of redemption will be sent to the holders of Series B Preferred Stock at the address shown on the books of the Company or the transfer agent for the Series B Preferred Stock by first-class mail, postage prepaid, mailed not less than 20 nor more than 60 days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (iv) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Rate and number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock on the date such notice is sent. From and after the redemption date, so long as the holders of Series B Preferred Stock shall have received the amounts set forth in Section 6(a) or provision for the payment of such amounts has been made in a manner reasonably satisfactory to such holders, all rights of the holders of the Series B Preferred Stock with respect to those shares of Series B Preferred Stock designated for redemption in the notice (except the right to receive the Redemption Price, if not previously paid, upon surrender of the certificates for such shares so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state)), shall cease and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.

    (c) Notwithstanding anything contained in this Section 6 to the contrary, each holder of Series B Preferred Stock shall up to and including the day immediately preceding the date fixed for redemption in the redemption notice described in Section 6(b) above, have the right to convert all or any part of the shares of Series B Preferred Stock held by such holder into Common Stock in accordance with Section 5 hereof.

    Section 7. No Reissuance of Preferred Stock. No share or shares of the Series B Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired, and eliminated from the shares which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series B Preferred Stock accordingly.

    Section 8. Notices of Record Date. In the event (i) the company establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution, or (ii) there occurs any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, and any transfer of all or substantially all of the assets of the Company to any other corporation, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series B Preferred Stock at least 20 days prior to the record date specified therein, a notice specifying (a) the date of such record date for the purpose of such dividend or distribution and a description of such dividend or distribution, (b) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and
(c) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

    Section 9. Other Rights. Except as otherwise provided in this Vote, shares of Series B Preferred Stock and shares of Common Stock shall be identical in all respects (each share of Series B Preferred Stock having equivalent rights to the number of shares of Common Stock into which it is then convertible), shall have the same powers, preferences and rights, without preference of any such class or share over any other such class or share, and shall be treated as a single class of stock for all purposes.

    Section 10.  Ranking.

    The Series B Preferred Stock shall rank senior to the Common Stock and to the Series A Preferred Stock as to the distribution of assets on liquidation, dissolution and winding up of the Company.

    Section 11.  Miscellaneous.

    (a) All notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of delivery thereof by hand delivery, by courier, or by standard form of telecommunication or three (3) business days after the mailing thereof if sent registered mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) with postage prepaid, addressed: (i) if to the Company, to its office at Ten Canal Park, Cambridge, Massachusetts 02141 (Attention: Clerk) and to the transfer agent, if any, for the Series B Preferred Stock or other agent of the Company designated as permitted hereby or (ii) if to any holder of the Series B Preferred Stock or Common Stock, as the case may be, to such holder at the address of t such holder as listed in the stock record books of the Company (which may include the records of any transfer agent for the Series B Preferred Stock or Common Stock, as the case may be) or (iii) to such other address as the Company or any such holder, as the case may be, shall have designated by notice similarly given.

    (b) The term "Common Stock" as used in this Vote means the Company's Common Stock, $.0l par value, as the same exists at the date of filing of a Certificate of vote of Directors Establishing a Series of a Class of Stock relating to Series B Preferred Stock or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that, at any time as a result of an adjustment made pursuant to Section 5 hereof, the holder of any shares of the Series B Preferred Stock upon thereafter surrendering such shares for conversion shall become entitled to receive any shares or other securities of the Company other than shares of Common Stock, the Conversion Rate in respect of such other shares or securities so receivable upon conversion of shares of Series B Preferred Stock shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in Section 5 hereof, and the remaining provisions of this Vote with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

    (c) The Company shall pay any and fall stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series B Preferred Stock or shares of Common Stock or other securities issued on account of Series B Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series B Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series B Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment to the registered holder thereof, and shall not be required to make any such issuance delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

    (d) In the event that a holder of shares of Series B Preferred Stock shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of shares of Series B Preferred or the address to which the certificate or representing such shares, or such payment, Company shall be entitled to register such payment, in the name of the holder of Preferred Stock as shown on the records of Stock should be made certificates should be sent, the shares, and make such Series B the Company and to send the certificate or certificates representing such shares, or such payment, to the address of such holder listed in the stock record books of the Company (which may include the records of any transfer agent for the Series B Preferred Stock or Common Stock, as the case may be).

    (e) The Company may appoint, and from time to time discharge and change, a transfer agent of the Series B Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Company shall send notice thereof by hand delivery, by courier, by standard form of telecommunication or by first class mail
(postage prepaid), to each holder of record of Series B Preferred Stock.

    (f) Series B Preferred Stock may be issued, converted and redeemed in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions, exercise conversion rights and to have the benefit of all other rights of holders of Series B Preferred Stock. Fractions of a share of Series B Preferred Stock so redeemed shall be redeemed at the appropriate percentage of the per share price otherwise determined in accordance with the terms hereof.






























    IN WITNESS WHEREOF AND UNDER TH E PENALTIES OF PERJURY, we have hereto signed. our names this 28th day of September in the year 1989

      /s/ David A. Boucher                , President/
------------------------------------------



    /s/ John K. Hyvnar                    , Clerk/
------------------------------------------

                     THE COMMONWEALTH OF MASSACHUSETTS



                Certificate of Vote of Directors Establishing
                       A Series of a Class of Stock
                 (General Laws, Chapter 156B, Section 26)
      I hereby approve the within certificate and, the filing fee in
      the amount of $              having been paid, said certificate
             is hereby filed this        day of September, 1989.




                                                 MICHAEL JOSEPH CONNOLLY
                                                    Secretary of State




                      TO BE FILLED IN BY CORPORATION
                  PHOTO COPY  OF  CERTIFICATE TO BE SENT

          TO:
                        Christopher P. Holsing, Esq.
                 ----------------------------------------
                             Hale and Dorr
                 ----------------------------------------
                             60 State Street
                 ----------------------------------------
                             Boston, MA 02109
                 ----------------------------------------
                 Telephone:  (617)742-9100   Ext. 2514
                             ----------------------------

                    THE COMMONWEALTH OF MASSACHUSETTS

                        MICHAEL JOSEPH CONNOLLY
                           Secretary of State            Federal Identification
                  ONE ASHBURTON PLACE, BOSTON, MA 02108         No.  04-2729042

                         ARTICLES OF AMENDMENT

                 General Laws, Chapter 156B, Section 72


      We,       Mark K. Ruport                               , President, and
                John K. Hyvnar                               , Clerk of

                              Interleaf, Inc.
                           (Name of Corporation)

located at Prospect Place, 9 Hillside Avenue, Waltham, MA 02154

do hereby certify that these ARTICLES OF AMENDMENT affecting Articles

Numbered: 3 of the Articles of Organization were duly adopted at a meeting held on August 5, 1993, by vote of:

     9,401,786 shares of Common Stock out of 13,254,902 shares outstanding, 1,928,572 shares of Senior Series B Convertible out of 13,1,928,572 shares outstanding, and shares of Preferred Stock out of shares outstanding,

CROSS OUT
INAPPLICABLE
CLAUSE voting together as a single class pursuant to Section 8(b) of M.G.L. c.156B, being at least a majority of such class outstanding and entitled to vote thereon. Each share of Common Stock carries 1 vote, and each share of Senior
                  Series B Convertible Preferred Stock carries 1.34375 votes. Accordingly, these Articles of Amendment were approved by vote of 11,993,304 votes, out of a possible total of 15,846,420 votes.

       1  For amendments adopted pursuant to Chapter 156B, Section 70.

       2  For amendments adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any Amendment or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one Amendment may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

        WITHOUT PAR VALUE STOCKS                      WITH PAR VALUE STOCKS

-----------------------------------     ------------------------------------
TYPE           Number of Shares         TYPE       Number of
                                                   Shares         Par Value
-----------------------------------     ------------------------------------
Common                                  Common       20,000,000      $.01
-----------------------------------     ------------------------------------
Preferred                               Preferred:   50,000,000      $.10
                                        Series A
                                        Junior
                                        Participating   200,000      $.10
-----------------------------------     ------------------------------------
                                        Series B
                                        Senior
                                        Convertible   2,142,857      $.10
                                        ------------------------------------



Change the total authorized to:

        WITHOUT PAR VALUE STOCKS                      WITH PAR VALUE STOCKS

-----------------------------------     ------------------------------------
TYPE           Number of Shares         TYPE       Number of
                                                   Shares         Par Value
-----------------------------------     ------------------------------------
Common                                  Common       30,000,000      $.01
-----------------------------------     ------------------------------------
Preferred                               Preferred:    5,000,000      $.10
                                        Series A
                                        Junior
                                        Participating   200,000      $.10
-----------------------------------     ------------------------------------
                                        Series B
                                        Senior
                                        Convertible   2,142,857      $.10
                                        ------------------------------------

The foregoing amendment will become effective when these articles of amendment are filed in accordance with Chapter 156B, Section 6 of The General Laws unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.
EFFECTIVE DATE:________________________________

IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereunto
signed our names this                        day of           in the year
1993.


Mark K. Ruport                                                     President/
------------------------------------------------------------------

John K. Hyvnar                                                     Clerk/
------------------------------------------------------------------

                      THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF AMENDMENT

                  GENERAL LAWS, CHAPTER 156B, SECTION 72





                   I hereby approve the within articles of amendment and, the filing fee in the amount of $
           having been paid, said articles are deemed to have been
           filed with me this           day of                     ,
           1993.



                                                        MICHAEL J. CONNOLLY
                                                         Secretary of State



TO BE FILLED IN BY CORPORATION
PHOTOCOPY OF ARTICLES OF AMENDMENT TO BE SENT
TO:

                      John K. Hyvnar, General Counsel
                      ---------------------------------
                      Interleaf, Inc.
                      ---------------------------------
                      Prospect Place, 9 Hillside Avenue
                      ---------------------------------
                      Waltham, MA 02154
                      ---------------------------------
                      Telephone: (617)290-0710
                      ---------------------------------

                                 Exhibit A

                                     to

               Certificate of Vote of Directors Establishing

                        a Series of a Class of Stock

                                     of

                              INTERLEAF, INC.

                              To be Designated

                    Series C Convertible Preferred Stock
                    ------------------------------------

     Interleaf, Inc., a Massachusetts corporation (the "Corporation"), pursuant to authority conferred on the Board of Directors of the Corporation by the Articles of Organization and in accordance with the provisions of
Section 26 of the Business Corporation Law of the Commonwealth of Massachusetts, certifies that the Board of Directors of the Corporation, at a meeting duly called and held, at which a quorum was present and acting throughout, duly voted to establish a series of Preferred Stock, $0.10 par value per share, of the Corporation and that the designation and number of shares, and the preferences, voting powers, qualifications, and special or relative rights or privileges thereof are fixed as follows:

     1. Designation and Amount. The shares of such series shall be designated as "Series C Convertible Preferred Stock" (the "Series C Preferred Stock") and the number of shares constituting the Series C Preferred Stock shall be 1,200,000.

     2. Dividends. The holders of shares of Series C Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends of $.24878 per share on April 15, 1998 and October 15, 1998, and $.49756 per share on each April 15 and October 15 thereafter (subject in each case to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). Such dividends shall accrue and shall be cumulative, from and after October 15, 1997, whether or not declared by the Board of Directors.

     3.  Liquidation, Dissolution or Winding Up; Certain Mergers,
Consolidations and Asset Sales.

     (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series C Preferred Stock (collectively referred to as "Senior Preferred Stock"), but before any payment shall be made to the holders of Common Stock, Series A Preferred Stock, Series B Preferred Stock or any other class or series of stock ranking on liquidation junior to the Series C Preferred Stock (such Common Stock, Series A Preferred Stock, Series B Preferred Stock and other stock being collectively referred to as "Junior Stock") by reason of their ownership thereof, an amount equal to $9.9512 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus any declared or accrued but unpaid dividends on such shares. If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series C Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Series C Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

     (b) After the payment of all preferential amounts required to be paid to the holders of Senior Preferred Stock, Series C Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series C Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Junior Stock then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders, in accordance with the terms of such Junior Stock.

     (c) Any merger or consolidation of the Corporation or a subsidiary into or with another corporation or a sale of all or substantially all of the assets of the Corporation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 3.

     4.  Voting.

     (a) Each holder of outstanding shares of Series C Preferred Stock shall be entitled to the number of votes equal to one-half the number of whole shares of Common Stock into which the shares of Series C Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 5 hereof) as of the record date, at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law or by the provisions of Subsections 3(b) or 3(c) below or by the provisions establishing any other series of stock, holders of Series C Preferred Stock and of any other outstanding series of stock shall vote together with the holders of Common Stock as a single class.

     (b) The Corporation shall not amend, alter or repeal the preferences, special rights or other powers of the Series C Preferred Stock so as to affect adversely the Series C Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization of any shares of capital stock with preference or priority over the Series C Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall be deemed to affect adversely the Series C Preferred Stock and the authorization of any shares of capital stock on a parity with Series C Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the Series C Preferred Stock.

     (c) So long as at least 251,226 shares of Series C Preferred Stock (subject to appropriate adjustment in the event of any dividend, stock split, combination or other similar recapitalization affecting such shares) are outstanding, the Corporation shall not, without the prior written consent of the holders of at least a majority of the then outstanding shares of

Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class: (i) take any action that would result in the holders of the Series C Preferred Stock becoming subject to taxation under Section 305 of the Internal Revenue Code of 1986, as amended; or (ii) declare or pay any dividends on capital stock (other than dividends payable solely in capital stock).

     5. Optional Conversion. The holders of the Series C Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

     (a) Right to Convert. Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $9.9512 by the Conversion Price (as defined below) in effect at the time of conversion. The "Conversion Price" shall initially be $2.4878. Such Conversion Price, and the rate at which shares of Series C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

     In the event of a notice of redemption of any shares of Series C Preferred Stock pursuant to Section 7 hereof, the Conversion Right of the shares designated for redemption shall terminate at the close of business on the fifth full day preceding the date fixed for redemption, unless the redemption price is not paid when due, in which case the Conversion Right for such shares shall continue until such price is paid in full. In the event of a liquidation of the Corporation, the Conversion Right shall terminate at the close of business on the first full business day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series C Preferred Stock.

     (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series C Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

     (c) Mechanics of Conversion.

     (i) In order for a holder of Series C Preferred Stock to convert shares of Series C Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series C Preferred Stock, at the office of the transfer agent for the Series C Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series C Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the conversion date ("Conversion Date"). The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder of Series C Preferred Stock, or to his or its nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

     (ii) The Corporation shall at all times when the Series C Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series C Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series C Preferred Stock.

     (iii) All shares of Series C Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote or to receive dividends, shall immediately cease and terminate on the Conversion Date. Any shares of Series C Preferred Stock so converted shall be retired and cancelled and shall not be reissued, and the Corporation (without the need for stockholder action) may from time to time take such appropriate action as may be necessary to reduce the authorized number of shares of Series C Preferred Stock accordingly.

     (iv) The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series C Preferred Stock pursuant to this Section 5. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series C Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     (d) Adjustments to Conversion Price for Diluting Issues:

     (i) Special Definitions. For purposes of this Subsection 5(d), the following definitions shall apply:

     (A) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

     (B) "Original Issue Date" shall mean the date on which a share of Series C Preferred Stock was first issued.

     (C) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

     (D) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Subsection 5(d)(iii) below, deemed to be issued) by the Corporation after the Original Issue Date, other than:

                         (I) shares of Common Stock issued or issuable by
                     reason of a dividend or other distribution on shares of Common Stock that is covered by Subsection 5(e) or 5(f) below; or

                          (II) shares of Common Stock issued or issuable to
                     employees or directors of, or consultants to, the Corporation pursuant to plans adopted by the Board of Directors of the Corporation.

     (ii) No Adjustment of Conversion Price. No adjustment in the number of shares of Common Stock into which the Series C Preferred Stock is convertible shall be made (a) unless the consideration per share (determined pursuant to Subsection 5(d)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares, or (b) if the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Series C Preferred Stock, agreeing that no such adjustment shall be made as the result of such issuance of Additional Shares of Common Stock.

     (iii) Issue of Securities Deemed Issue of Additional Shares of Common
Stock.

     If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Subsection 5(d)(v) hereof) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

     (A) No further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

     (B) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase becoming effective, be recomputed to reflect such increase insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

     (C) Upon the expiration or termination of any unexercised Option, the Conversion Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price;

     (D) In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such change been made upon the basis of such change; and

     (E) No readjustment pursuant to clause (B) or (D) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion Price on the original adjustment date, or (ii) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

     In the event the Corporation, after the Original Issue Date, amends any Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the Original Issue Date or were issued after the Original Issue Date) to increase the number of shares issuable thereunder or decrease the consideration to be paid upon exercise or conversion thereof, then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Original Issue Date and the provisions of this Subsection 5(d)(iii) shall apply.

     (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.

     In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 5(d)(iii), but excluding shares issued as a stock split or combination as provided in Subsection 5(e) or upon a dividend or distribution as provided in Subsection 5(f)), without consideration or for a consideration per share less than the applicable Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that,
(i) for the purpose of this Subsection 5(d)(iv), all shares of Common Stock issuable upon conversion or exercise of Convertible Securities or Options outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) for the purpose of this Subsection 5(d)(iv), the number of shares of Common Stock deemed issuable upon conversion or exercise of such outstanding Convertible Securities or Options shall not give effect to any adjustments to the conversion price or conversion rate or exercise price of such Convertible Securities or Options resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

     (v) Determination of Consideration. For purposes of this Subsection 5(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

     (A) Cash and Property: Such consideration shall:

     (I) insofar as it consists of cash, be computed at the aggregate of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

     (II) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

     (III) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

     (B) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 5(d)(iii), relating to Options and Convertible Securities, shall be determined by dividing

     (x) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

     (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

     (vi) Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock which are comprised of shares of the same series or class of Convertible Securities, and such issuance dates occur within a period of no more than 120 days, then the Conversion Price shall be adjusted only once on account of such issuances, with such adjustment to occur upon the final such issuance and to give effect to all such issuances as if they occurred on the date of the final such issuance.

     (e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Corporation shall at any time or from time to time after the

Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

     (f) Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price for the Series C Preferred Stock then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price for the Series C Preferred Stock then in effect by a fraction:

          (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

          (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price for the Series C Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price for the Series C Preferred Stock shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series C Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series C Preferred Stock had been converted into Common Stock on the date of such event.

     (g) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date for the Series C Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Series C Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation that they would have received had the Series C Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this paragraph with respect to the rights of the holders of the Series C Preferred Stock; and provided further, however, that no such adjustment shall be made if the holders of Series C Preferred Stock simultaneously receive a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of Series C Preferred Stock had been converted into Common Stock on the date of such event.

     (h) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon the conversion of the Series C Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the holder of each such share of Series C Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable, upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series C Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

     (i) No Impairment. The Corporation will not, by amendment of its Articles of Organization or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series C Preferred Stock against impairment.

     (j) Certificate as to Adjustments. Within 30 days after the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this
Section 5, the Corporation at its expense shall compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series C Preferred Stock.

     (k) Notice of Record Date.  In the event:

         (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

        (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

       (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

        (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall mail to the holders of the Series C Preferred Stock at their last addresses as shown on the records of the Corporation, at least ten days prior to the date specified in (A) below or twenty days before the date specified in (B) below, a notice stating

     (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

     (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

     6.  Mandatory Conversion.

     (a) Effective upon either of the following times (each a "Mandatory Conversion Time"), all outstanding shares of Series C Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate:

     (i) Immediately prior to the consummation of any consolidation or merger of the Corporation with or into, or the sale of all or substantially all of the assets of the Corporation to, another corporation whose common stock is listed on the Nasdaq National Market or a national securities exchange; or

     (ii) Upon the close of business on the 20th trading day in any period of 20 consecutive trading days for which the volume-weighted average of the last reported sale prices per share of the Common Stock of the Corporation on the Nasdaq National Market, as reported by Nasdaq, is equal to or greater than $3.7317 (subject to appropriate adjustment for stock splits, stock dividends, combinations and other similar recapitalizations affecting such shares); provided that no such Mandatory Conversion Time shall be deemed to occur under this clause (ii) unless the Registration Statement (as defined in the Series C Preferred Stock Purchase Agreement between the Corporation and Lindner Investments dated October 14, 1996) is effective under the Securities Act of 1933, as amended, at all times during such 20-day period.

     (b) No later than 20 days prior to the Mandatory Conversion Time (in the case of a Mandatory Conversion Time under clause (i) above) or no later than 20 days after the Mandatory Conversion Time (in the case of a Mandatory Conversion Time under clause (ii) above), the Corporation shall deliver written notice of the Mandatory Conversion Time, and the conversion of the Series C Preferred Stock effected pursuant thereto, to all holders of record of shares of Series C Preferred Stock. Such notice shall be sent by first class or registered mail, postage prepaid, to each record holder of Series C Preferred Stock at such holder's address last shown on the records of the transfer agent for the Series C Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent). Upon receipt of such notice, each holder of shares of Series C Preferred Stock shall promptly surrender his or its certificate or certificates for all such shares to the Corporation in accordance with the instructions set forth in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 6. As of the Mandatory Conversion Time, all rights with respect to the Series C Preferred Stock so converted, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock) will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series C Preferred Stock has been converted. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his or its attorney duly authorized in writing. As soon as practicable after the surrender of the certificate or certificates for Series C Preferred Stock, the Corporation shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in Subsection 5(b) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

     (c) All certificates evidencing shares of Series C Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the Mandatory Conversion Time, be deemed to have been retired and cancelled and the shares of Series C Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. Upon such mandatory conversion of the Series C Preferred Stock pursuant to this Section 6, all provisions hereof included under the caption "Series C Convertible Preferred Stock", and all references herein to the Series C Preferred Stock, shall be deleted and shall be of no further force or effect, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to give effect thereto.

     7.  Optional Redemption.

     (a) At any time and from time to time on or after October 16, 1999, the Corporation may, at the option of its Board of Directors, redeem the Series C Preferred Stock, in whole or in part, for the following redemption prices per share (subject to appropriate adjustment for stock splits, stock dividends, combinations or other similar recapitalizations affecting such shares), plus any declared or accrued but unpaid dividends thereon to the Redemption Date (as defined below), which shall be payable in cash (hereinafter referred to as the "Redemption Price").

If the Redemption Date is

From October 16, 1999 through October 15, 2000     $12.43900
From October 16, 2000 through October 15, 2001     $11.94144
From October 16, 2001 through October 15, 2002     $11.44388
From October 16, 2002 through October 15, 2003     $10.94632
From October 16, 2003 through October 15, 2004     $10.44876
From and after October 16, 2004                    $9.9512

     (b) In the event of any redemption of only a part of the then outstanding Series C Preferred Stock, the Corporation shall effect such redemption pro rata among the holders thereof based on the number of shares of Series C Preferred Stock held by such holders on the date of the Redemption Notice (as defined below).

     (c) At least 30 days prior to the date fixed for any redemption of Series C Preferred Stock (hereinafter referred to as the "Redemption Date"), written notice shall be mailed, by first class or registered mail, postage prepaid, to each holder of record of Series C Preferred Stock to be redeemed, at his or its address last shown on the records of the transfer agent of the Series C Preferred Stock (or the records of the Corporation, if it serves as its own transfer agent), notifying such holder of the election of the Corporation to redeem such shares, specifying the Redemption Date and the time at which such holder's conversion rights (pursuant to Section 5 hereof) as to such shares terminate (which shall be the close of business on the fifth full day preceding the Redemption Date) and calling upon such holder to surrender to the Corporation, in the manner designated, his or its certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Redemption Notice"). On or prior to the Redemption Date, each holder of Series C Preferred Stock to be redeemed shall surrender his or its certificate or certificates representing such shares to the Corporation, in the manner designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Series C Preferred Stock designated for redemption in the Redemption Notice as holders of Series C Preferred Stock of the Corporation (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

     (d) Any shares of Series C Preferred Stock so redeemed shall permanently be retired, shall no longer be deemed outstanding and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate action as may be necessary to reduce the authorized Series C Preferred Stock accordingly. Nothing herein contained shall prevent or restrict the purchase by the Corporation, from time to time either at public or private sale, of the whole or any part of the Series C Preferred Stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law.

     8. Waiver. Any of the rights of the holders of Series C Preferred Stock set forth herein may be waived by the affirmative vote of the holders of more than fifty percent (50%) of the shares of Series C Preferred Stock then outstanding.